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                                                                    EXHIBIT 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 4 to the registration statement on Form S-3 (File No. 33-60050) of our report dated February 28, 2000 relating to the consolidated financial statements and financial statement schedules which appears in Kimco Realty Corporation and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
December 13, 2000